UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 9, 2019

Groupon, Inc.
(Exact name of registrant as specified in its charter)

1-35335
(Commission file number)

Delaware	27-0903295
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

600 W Chicago Avenue	60654
Suite 400	(Zip Code)
Chicago
Illinois	(312)	334-1579
(Address of principal executive offices)	(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR
    240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR
240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	GRPN	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 406 of the Securities Act of 1933 (230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (240.12b-2 of this chapter)
Emerging growth company     ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
As previously disclosed, Melissa Thomas was appointed as Interim Chief Financial Officer of Groupon, Inc. (the “Company”), effective August 23, 2019. On September 9, 2019, the Compensation Committee of the Company’s Board of Directors (the “Compensation Committee”) approved compensation in connection with Ms. Thomas’ appointment as Interim Chief Financial Officer.
Effective September 1, 2019, Ms. Thomas will receive a monthly stipend of $15,000 (in addition to her current base salary), to be paid in each month in which she serves (for the full or partial month) as Interim Chief Financial Officer. In addition, on September 9, 2019, Ms. Thomas received an award of 389,105 restricted stock units (“RSUs”) under the Groupon, Inc. 2011 Incentive Plan, as amended. Ms. Thomas’ RSU award will vest in four equal annual installments beginning on August 23, 2020, subject to Ms. Thomas’ continued employment with the Company on each vesting date.
The Compensation Committee also authorized amended severance benefits for Ms. Thomas. Under her amended severance benefit agreement, Ms. Thomas will receive severance benefits upon a termination of employment without cause or for good reason equal to 12 months of salary, her monthly stipend (if still in effect upon Ms. Thomas’ termination date) and benefits; the accelerated vesting of outstanding time-based equity awards that are scheduled to vest over the 12 month period following the termination date; and vesting of the first tranche of her performance-based equity awards for the annual performance period in which the date of termination occurs, with the amount of such performance-based equity awards, if any, based on actual performance for the full performance period. In the event that Ms. Thomas’ employment is terminated without cause or for good reason in connection with a change in control of the Company, she will receive severance benefits equal to 12 months of salary, her monthly stipend (if still in effect upon Ms. Thomas’ termination date), and benefits; a pro-rated portion of her target cash bonus; and the accelerated vesting of all of her outstanding equity awards, with any performance-based equity awards for the performance period in which the termination date occurs deemed earned at target.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GROUPON, INC.
Date: September 9, 2019
By: /s/ Melissa Thomas Name: Melissa Thomas Title: Interim Chief Financial Officer